Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report April 17, 1996
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874               94-2213782
    (State of other       (Commission File         (IRS Employer
    jurisdiction of        Number)                  Identification No.)
    incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
 (Address of principal executive offices)                Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500


                               N/A


Item 2.  Acquisition or Disposition of Assets

     On April 17, 1996, the Registrant completed the acquisition of Edison Mission Energy's 50% interest in four geothermal facilities at Imperial Valley, California, for a cash purchase price of $70 million, resulting in the Registrant owning an additional 74 net MW of generating capacity. The acquisition involved the sale to a subsidiary of the Registrant by Edison Mission Energy of 100% of the stock in four of its subsidiaries which own general and limited partnership interests in four geothermal energy projects currently operated by an affiliate of the Registrant. The Registrant previously reported this event as Item 5 on Form 8-K dated April 12, 1996.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated April 17, 1996.

Financial Statements will be filed at a later date as part of an amendment to this Form 8-K.






                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CalEnergy Company, Inc.



                                     By: \s\ Douglas L. Anderson
                                         Douglas L. Anderson
                                         Assistant Secretary



Dated: May 2, 1996